UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2025

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Given the focus by the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) on emphasizing retention and ensuring appropriate and seamless succession planning in accordance with the strategy and direction of the Company, the Company entered into a letter agreement with Mark Eubanks, President and Chief Executive Officer ("CEO") of the Company, that primarily provides him with certain vesting treatment for his future annual equity awards, performance stock units and Company Match Units (as defined and further described below).

Letter Agreement with Mark Eubanks

On July 17, 2025, the Company and Mr. Eubanks executed a Letter Agreement Regarding Certain Treatment of Equity Awards and Company Match Units (the “Letter Agreement”). The Letter Agreement provides that:

•Upon an involuntary termination of Mr. Eubanks’ employment by the Company without Cause (as defined in The Brink’s Company Key Employees’ Deferred Compensation Program (the “Program”)) prior to September 7, 2026, any then-unvested Company-paid matching contributions in the form of Company stock units (“Company Match Units”) credited to his account under the Program will accelerate and vest in full as of his termination date, and such Company Match Units will be payable in accordance with the terms of the Program and any applicable underlying deferral election. Company Match Units are otherwise generally subject to vesting over five years based on continued service.

•Upon an involuntary termination of Mr. Eubanks’ employment by the Company without Cause (as defined in the Severance Plan (as defined below)), any annual on-cycle performance stock unit award(s) then held by him that are not otherwise scheduled to vest within the two-year continued vesting period provided for under the Severance Plan will nevertheless not be cancelled upon such termination of employment, and instead will remain outstanding until and will vest upon the “Vesting Date” as defined in the applicable performance stock unit award agreement(s), provided that (x) any performance-based vesting conditions applicable to such award(s) will be deemed achieved based on actual performance through the end of the applicable performance period and (y) the number of performance stock units earned will be prorated based on a fraction, the numerator of which is the number of days elapsed from the start of the applicable performance period through the two-year anniversary of Mr. Eubanks’ termination date, and the denominator of which is the total number of days in the applicable performance period.

•Upon an involuntary termination of Mr. Eubanks’ employment by the Company without Cause (as defined in The Brink's Company 2024 Equity Incentive Plan (the "2024 Equity Incentive Plan")) (and other than due to death) or upon a voluntary termination of his employment at a time when grounds for Cause do not exist, in each case on or after May 1, 2028 (the “Eligibility Date”), all future annual on-cycle equity awards granted to Mr. Eubanks under the 2024 Equity Incentive Plan and any successor equity incentive plan (such awards, the “Subject Awards”) will be eligible for continued vesting provided that

(i) Mr. Eubanks has completed one year of service following the grant date for the applicable Subject Award and (ii) in the event of a qualifying voluntary termination that occurs on or after the Eligibility Date and prior to September 7, 2031 (the date that Mr. Eubanks will attain retirement eligibility), Mr. Eubanks provides six months’ advance written termination notice to the Board, such that his earliest termination date under this item (ii) would be November 1, 2028.

•Any termination or amendment of the Severance Plan that reduces in any manner the payments or benefits which are provided to Mr. Eubanks upon a Qualifying Termination (as defined in the Severance Plan), or in any manner narrows the conditions under which a Qualifying Termination will be determined to have occurred, or in any other manner reduces the protections provided to Mr. Eubanks under the Severance Plan or the Letter Agreement, will not be effective until at least 24 months following approval by the Compensation and Human Capital Committee of the Board (the “Committee”) without Mr. Eubanks’ written approval (as opposed to at least 12 months following approval by the Committee).

In connection with a competitive market review, the Committee approved certain amendments to the Severance Pay Plan and Change in Control Plan to generally enhance termination protections to provide further retention value.

Amendment and Restatement of Severance Pay Plan

On July 16, 2025, the Committee approved an amendment and restatement of the Severance Pay Plan of The Brink’s Company (the “Severance Plan”) that, in connection with a Qualifying Termination, (i) increases the cash severance benefit for the CEO from 1.5 times his annual salary and target annual incentive opportunity to 2.0 times his annual salary and target annual incentive opportunity, (ii) increases the continued equity award vesting benefit for the CEO from 12 months following his termination date to 24 months following his termination date, and (iii) provides that performance-based vesting conditions applicable to an award covered by the continued equity award vesting benefit will be based on actual performance as of the end of the applicable performance period for the CEO (as opposed to the lower of target and actual performance as of the end of the applicable performance period). No other changes were made to the Severance Plan.

Amendment and Restatement of Change in Control Plan

On July 16, 2025, the Committee approved an amendment and restatement of The Brink’s Company Change in Control Plan (the “CIC Plan”) that, in connection with a Change in Control and qualifying Termination (as such terms are defined in the CIC Plan), (i) increases the cash severance benefit for the CEO from 2.0 times his annual salary and three-year average actual bonus to 3.0 times his annual salary and three-year average actual bonus, (ii) increases the COBRA healthcare continuation benefit for the CEO from 18 months following his termination date to 24 months following his termination date, and (iii) provides that the Change in Control employment protection period for the CEO and all other participants (i.e., during which time a qualifying Termination would trigger severance benefits under the CIC Plan and the corresponding application of restrictive covenants on the participant) will now extend to six months prior to the date of a Change in Control (with any severance benefits being triggered in the 6 months prior to a Change in Control being contingent upon, and delayed until, the successful closing of the Change in Control). No other changes were made to the CIC Plan.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: July 18, 2025	By:	/s/ Kurt B. McMaken
Kurt B. McMaken
Executive Vice President and Chief Financial Officer